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                                                             EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
  Nevada Energy Company, Inc.


We consent to the incorporation by reference in this Registration Statement of Nevada Energy Company, Inc. on Form S-3/A of our report dated May 31, 1996 appearing in the Annual Report on Form 10-KSB of Nevada Energy Company, Inc. for the year ended February 29, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


KAFOURY, ARMSTRONG & CO.

/s/  KAFOURY, ARMSTRONG & CO.
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Kafoury, Armstrong & Co.


Reno, Nevada
August 13, 1996